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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 11, 2000 (April 26, 2000)

                        CEREUS TECHNOLOGY PARTNERS, INC.
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             (Exact name of Registrant as specified in its charter)


               Delaware                                 0-30522                              13-3773537
    -------------------------------            ------------------------         ------------------------------------
    (State or other jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
            incorporation)

                 1000 Abernathy Road, Suite 1000
                        Atlanta, Georgia                                                      30328
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          (Address of principal executive offices)                                           (zip code)


Registrant's telephone number, including area code:           (770) 668-0900
                                                     ---------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report


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Item 2.  Acquisition or Disposition of Assets.

         On April 26, 2000, Cereus Technology Partners, Inc. (the "Company") consummated the sale of its mineral operations pursuant to the terms of that certain Stock Purchase Agreement by and between the Company and Arena Acquisition Corp. ("AAC") dated as of March 31, 2000, as amended by the First Amendment thereto dated as of April 26, 2000 (as so amended, the "Stock Purchase Agreement"). AAC is a recently formed Delaware corporation owned by Paul A. Arena, who served as the Company's Chairman, President and Chief Executive Officer from March 1997 until January 2000.

         In connection with the execution of the Stock Purchase Agreement, Mr. Arena resigned from the Company's Board of Directors effective as of March 31, 2000, and the Company and Mr. Arena agreed to indemnify each other for certain matters.

         Pursuant to the Stock Purchase Agreement, the Company sold to AAC all of the stock of the subsidiaries comprising the Company's mineral operations for approximately $1.0 million payable by means of a 180 day promissory note (the "Note"). The Note is secured by shares of the subsidiaries sold to AAC pursuant to the Stock Purchase Agreement and 84,762 shares of the Company's common stock held by Mr. Arena. At the closing of the transaction, the Company and Mr. Arena also entered into a Consulting Agreement pursuant to which Mr. Arena has agreed to provide certain consulting services to the Company and the Company granted to Mr. Arena a warrant to purchase an aggregate of 50,000 shares of Common Stock having an exercise price of $12.50 per share and becoming exercisable at the rate of 25% upon each three month anniversary of the closing.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)-(b). Financial Statements and Pro Forma Financial Information. None

         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

                  2.1 Stock Purchase Agreement by and between Cereus Technology Partners, Inc. and Arena Acquisition Corp dated as of March 31, 2000, as amended by the First Amendment thereto, together with the exhibits thereto.
                  10.1 Indemnification Agreement between Cereus Technology Partners, Inc. and Paul R. Arena.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             CEREUS TECHNOLOGY PARTNERS, INC.
                                     (Registrant)


Date: May 11, 2000                     /s/ Steven A. Odom
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                                    Steven A. Odom
                                    Chief Executive Officer



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